                                                                   EXHIBIT 10.30


                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                                NRG COMPANY, LLC

    LIMITED LIABILITY COMPANY AGREEMENT of NRG COMPANY LLC, dated as of September 8, 1996, among RICHARD NELSON, THEODORE ROSEN, RONALD MOODY, ARTHUR PERGAMENT, HAROLD BOYER, FRED KNOLL, DONALD ENGEL and JOHN ROSENTHAL (each a "Member" and collectively, the "Members").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, NRG Company LLC (the "Company"), a Delaware limited liability company, was formed on July 12, 1996; and

    WHEREAS, the Members desire to set forth their agreement with respect to (a) the business of the Company, (b) the conduct of the Company's affairs, and (c) the rights, powers, preferences, limitations and responsibilities of the Members of the Company; and

    WHEREAS, the Members of the Company desire that the Company be treated as a partnership for federal income tax purposes.

    NOW, THEREFORE, in consideration of the mutual covenants and premises hereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     DEFINITIONS
     -----------

    For the purposes of this Agreement, the following terms shall have the indicated meanings:

    0.1 "Agreement" means this Limited Liability Company Agreement of the Company, by and among the Members referred to herein.

    0.2 "Capital Account" means, with respect to any Member, the capital account maintained for such Member in accordance with the provisions of Section 5 hereof.
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    0.3  "Capital Contribution" means the total amount of capital actually contributed to the Company by each Member pursuant to the terms of this Agreement.

    0.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of future law.

    0.5 "Company" means NRG Company LLC, the limited liability company formed pursuant to this Agreement and the LLC Law.

    0.6 "Damages" means any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, expenses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of or related to litigation, and interest on any of the foregoing.

     0.7  "Dispose" means to make a Disposition.

    0.8 "Disposition" means a transfer, gift, assignment, sale, pledge or other disposition of all or any part of an Interest.

     0.9  "Fiscal Year" means the calendar year.

    0.10 "Interest" means, with respect to any Member, the Capital Account, the Percentage Interest and all other rights with respect to the Company, of such Member.

    0.11 LLC Law" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

    0.12 "Loan and Option Agreement" shall refer to the agreement so titled amongst the Company, Reno Energy LLC, ART LLC, FWC Energy LLC dated as of August 15, 1996 as amended.

    0.13 "Managers" shall mean Richard Nelson, Theodore Rosen and Ronald Moody or any other person who becomes Manager in accordance with the terms of this Agreement. If there shall be only one Manager the term "Managers" shall be deemed to be singular.

    0.14 "Member" means each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become Members.

    0.15 "Net Cash Flow" means all funds from whatever source which are available for distribution (or payment of loans) to the Members, reduced by payments of or provisions made for the debts, expenses and liabilities of the Company, expenses incurred in connection with the collection of such proceeds, and after reduction for allowances for reasonable reserves established by the Managers.

    0.16 "Net Profits and Net Losses" means the net taxable income or net taxable loss of the Company, respectively, as determined for federal income tax purposes, for each Fiscal Year of the Company, plus any income that is exempt from federal income tax and minus expenditures that are not deductible in computing federal taxable income and not properly chargeable to capital accounts, in each case to the extent such items are not otherwise taken into account in computing Net Profits or Net Losses.

    0.17 "Note" shall refer to the $300,000 Note from Reno Energy LLC to the Company dated August 9,1996 as amended.

    0.18 "Option" means the option to purchase an interest in Reno Energy LLC in accordance with Section 4 of the Loan and Option Agreement.

    0.19 "Percentage Interest" means the percentage interest of a Member in the Company at any time based upon the relative Capital Contribution of each Member. The Percentage Interest of the Members as of the date hereof is set forth on
Schedule 1.

    0.20 "Person" means any association, corporation, joint stock company, estate, general partnership, limited association, limited liability company, foreign limited liability company, joint venture, limited partnership, limited liability partnership, natural person, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.

1  FORMATION OF THE COMPANY
   ------------------------

    1.1  Formation.  On July 12, 1996, the Company was organized as a Delaware
         ---------
limited liability company by the filing of the Certificate of Formation with the Delaware Department of State. This Agreement is executed and delivered pursuant to the LLC Law.

    1.2  Name.  The name of the Company is NRG Company LLC, and its business
         ----
shall be carried on in such name with such variations and changes as the Managers deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

    1.3  Principal Address.  The principal address of the Company in the State
         -----------------
of Delaware shall be c/o U.S. Energy Systems, Inc. 515 N. Flagler Drive, Suite 202, West Palm Beach, Florida 33401. The Company shall have such other offices as the Managers shall determine and as to which the Managers shall promptly notify all Members.

    1.4  Term.  The term (the "Term") of the Company commenced upon the filing
         ----
of the Certificate of Formation with the Delaware Department of State and shall continue until December 31, 2045 unless earlier terminated upon the events of dissolution set forth in Section 18-801 of the LLC Law or as otherwise provided in this Agreement.

    1.5  Title to Company Property.  All of the Company's right, title and
         -------------------------
interest in tangible property, intangible property, real property, personal property and other assets acquired by the Company shall be held in the name of the Company as an entity. Upon the acquisition of any such property, the Managers shall execute such documents as may be necessary to reflect the Company's ownership interest in such property. No Member shall have an ownership interest in any property of the Company in his individual name or right and each Member's Percentage Interest shall be personal property for all purposes.

    1.6  Purposes of the Company.  The purposes of the Company are as follows:
         -----------------------

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    (a) to extend one or more loans to Reno Energy, LLC, a Nevada limited liability company ("Reno"), in accordance with the terms of the Note and in connection therewith to receive, extend and exercise the Option.

    (b) to engage in any activity that limited liability companies may engage in under the LLC Law reasonably related to the activities described in clause (a) above. The Company shall not engage in any other business activities without the unanimous consent of the Members.

2  MEMBERS' CAPITAL CONTRIBUTIONS
   ------------------------------

    2.1  Capital Contribution.
         --------------------

          (a) First Stage Capitalization.  Each Member shall initially
              --------------------------
contribute an amount of cash to the capital of the Company as is set forth on
Schedule 1 which in the aggregate shall total $70,000.00 (the "First Stage Capitalization"). The First Stage Capitalization shall be used to fund an initial loan to Reno of $50,000.00 in accordance with the Note and the remainder shall be used to pay out of pocket expenses of the Company and for Company working capital.

          (b) Upon consummation by U.S. Energy Systems, Inc. of its secondary public offering or upon such other date determined by a majority of the Managers, the Company shall issue an optional capital call notice to the Members for up to an additional $280,000.00 (the "Second Stage Capitalization"). The Members shall have 5 business days from the receipt of the aforementioned notice to contribute their pro-rata share to the Second Stage Capitalization on a pro
                                                                           ---
rata basis in accordance with their Membership Interests.  In the event all of
----
the Members do not contribute the pro-rata share, the contributing Member may make up the short-fall pro-rata or as they otherwise agree. In the event the then Members do not fully fund the Second Stage Capitalization pursuant to the two preceding sentences, the Managers shall be authorized to make up the short-fall by issuing new Membership Interests in the Company to new Members (including, without limitation U.S. Energy Systems, Inc.) on terms which, in their discretion, they deem appropriate provided that such terms shall be non-dilutive to the then Members. All Members shall cooperate with the Company in such sale of new Membership Interests and shall execute and deliver such

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documentation as the Managers deem necessary in order to consummate such sale.

          (c) Third Stage Capitalization.  Upon a vote of a majority of the
              --------------------------
Managers to exercise and/or extend the Option, the Company shall issue an optional call to all then Members for 105% of the sum required for such exercise or extension as provided in the Loan and Option Agreement (the "Third Stage Capitalization"). The then Members shall have 10 business days from the receipt of the aforementioned notice to contribute their pro-rata share of the Third Stage Capitalization in accordance with their then Membership Interests. If all of the Members so contribute their pro-rata share, the Company shall proceed to extend or exercise the Option as the case may be. In the event all of the Members do not contribute their pro-rata share, the contributing Members shall have the right but not the obligation to form a new entity which shall be capitalized by the contributing members (to the "Third Stage Capitalization") pro rata, based on their interests in the Company or as they otherwise agree, and the Company shall assign its entire right, title and interest to the Option to such new entity for $1.

3  MEMBERS; PERCENTAGE INTERESTS
   -----------------------------

    3.1  Members.  The Members are those Persons who execute a
         -------
counterpart  of this Agreement as Members.

    3.2  Initial Percentage Interests.  The names and addresses of
         ----------------------------
the Members and their initial respective Percentage Interests as of the date hereof are set forth on Schedule 1 hereto.

    3.3 The Members' Percentage Interests are subject to modification in accordance with Section 2 above.

4  INTEREST ON CAPITAL CONTRIBUTIONS
   ---------------------------------

    4.1  No Interest on Capital Contributions.  Members shall not receive
         ------------------------------------
interest on Capital Contributions.

    4.2  No Rights to Withdraw Capital Contributions.  Members shall not have
         -------------------------------------------
the right to demand the return of or otherwise withdraw their Capital
 Contributions, except as specifically set forth in this Agreement.

5  CAPITAL ACCOUNTS
   ----------------

    Each Member's Capital Account shall be maintained in accor-dance with the following provisions:

    5.1  Maintenance of Capital Accounts.  A separate Capital Account shall be
         -------------------------------
maintained on the books of the Company for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). The Capital Accounts shall be adjusted, as described below, (i) as of December 31 of each year, (ii) immediately prior to the acquisition of an Interest by any Person, (iii) effective as of the date of the sale of the Company (whether by way of asset sale, sale of Interests or merger) in which the Members immediately prior to such transaction shall cease to own a majority of the Interests, and (iv) on the date of dissolution of the Company.

    5.2  Initial Capital Account.  Each Member's Capital Account shall initially
         -----------------------
equal the cash such Member contributes to the capital of the Company upon his admission to the Company.

     5.3  Increases in Capital Account.  Each Member's Capital Account shall
          ----------------------------
be increased by (a) the amount of any additional cash or the fair market value of property (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code
Section 752) subsequently contributed by such Member to the capital of the Company, and (b) the amount of any profits or items thereof allocated to such Member pursuant to Section 5.5.

    5.4  Reductions in Capital Account.  Each Member's Capital Account shall be
         -----------------------------
reduced by (a) the amount of all cash distributions made to such Member to the extent provided in Section 6 hereof, (b) the fair market value of any property (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752) distributed by the Company to such Member, and (c) the amount of any losses or items thereof allocated to such Member pursuant to Section 5.5 hereof.

    5.5  Net Profits and Net Losses.  Net Profits earned by the Company since
         --------------------------
the last date on which Net Profits shall have been allocated shall be credited to each Member's Capital Account

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

and Net Losses incurred by the Company since the last date Net Losses shall have been allocated shall be debited from each Member's Capital Account. Net Profits and Net Losses shall be allocated to the Members in proportion to their respective Percentage Interests subject to Section 5.7.1 below.

     5.6  Special Allocations.
          -------------------

          5.6.1 Subject to Treasury Regulation Section 1.704-1(b)(2)(iv), no adjustment shall be made to any Member's Capital Account as a result of the use by the Company of property owned by such Member, notwithstanding the fact that such Member is not compensated for the use of such property.

          5.6.2 Payment by the Company to a Member for services rendered shall be treated by the Company as an expense. If such payments are treated by the Internal Revenue Service for Federal income tax purposes as a distribution, then Company income, in an amount equal to such payment, shall be allocated to such Member, for Federal income tax purposes.

     5.7  Tax Allocations.
          ---------------

          5.7.1  Transfer or Change in Company Interest. If the respective
                 --------------------------------------
Interests of the existing Members in the Company change or if an Interest is transferred to any other person or entity, then with respect to the applicable Fiscal Year all income, gains, losses, deductions, tax credits and other tax incidents resulting from the operations of the Company shall be allocated, as between transferor and transferee, by taking into account their varying Interests in accordance with Section 706 of the Code. A transferee of an Interest in the Company shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Interest. The Members hereby agree to be bound by the provisions of this Section 5.7 in reporting their respective shares of items of Company income, gain, loss, deduction and credit.

6  DISTRIBUTIONS OF NET CASH FLOW
   ------------------------------

    Net Cash Flow shall be distributed or paid to the Members at such time or times as the Managers shall determine, and in accordance with the Members' respective Percentage Interests.

7  POWERS AND RESPONSIBILITIES OF THE MANAGERS
   -------------------------------------------

    7.1  Managers.  The Managers as of the date of this Agreement are Theodore
         --------
Rosen, Richard Nelson and Ronald Moody. Any Person who is not a Manager shall not have any right to participate in the management of the Company except as otherwise set forth in this Agreement. Other Persons may become Managers as provided by this Agreement.

    7.2  Management.  The business and affairs of the Company shall be
         ----------
exclusively managed by its Managers, subject to the terms and conditions hereof. The Managers shall direct, manage, and control the business of the Company to the best of their ability. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the Managers shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. All decisions by the Managers shall be based on a majority vote of the Managers.

    7.3  Number, Tenure and Qualifications.  The Company initially shall have
         ---------------------------------
three (3) Managers, which shall be Theodore Rosen, Richard Nelson and Ronald Moody, each of which shall serve as Managers until the earlier of (i) his resignation, (ii) the sale or assignment by any Manager of his entire Interest, or (iii) the election of other or additional Managers by a vote of the Members holding not less than a majority Percentage Interest.

     7.4    Resignation. Any Manager of the Company may resign
            -----------
at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of such notice.

     7.5    Certain Powers of Managers. Without limiting the

generality of Section 7.2, but subject to Section 7.6 hereof the Managers, based on a majority vote of the Managers shall have power and authority, on behalf of the Company:

     7.5.1 To purchase liability and other insurance to protect the Company's property and business;

     7.5.2 To hold and own any Company real and/or personal properties in the name of the Company;

     7.5.3 To invest any Company funds temporarily including, without limitation, in time deposits, short-term governmental obligations, commercial paper, or other investments;

     7.5.4 To execute on behalf of the Company all instruments and documents, including, without limitation: checks, drafts, notes contracts and other negotiable instruments, documents providing for the acquisition, or disposition of the Company's property, and other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

     7.5.5 To employ employees, accountants, legal counsel, or other experts or third parties to perform services for the Company and to compensate them from Company funds;

     7.5.6 To enter into any and all other agreements on behalf of the Company, in such forms as the Managers may approve; and

     7.5.7 Accept the Note from Reno Energy LLC and make the Loan described thereunder; execute, deliver and perform the Loan and Option Agreement, including any actions necessary to consummate the Option including the negotiation and execution of any operating agreement respecting Reno Energy LLC upon exercise of the Option.

     7.5.8 To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

     7.6  Limitation on Managers' Authority.  Notwithstanding the provisions
          ---------------------------------
of Sections 7.2 and 7.5 or any other provision of this Agreement to the contrary, the Managers shall not take any of the following actions without the approval of Members holding not less than 51% of the Percentage Interests:

     7.6.1 Sell, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company.

          7.6.2  Dissolve the Company or wind up its affairs.

          7.6.3  Incur obligations for borrowed money.

          7.6.4 Admit any additional Members except as described in Section 2 hereof.

          7.6.5 Take any action with respect to seeking protection under any bankruptcy, insolvency or similar laws.

          7.6.6 Give any guarantee or indemnity to secure the liabilities or obligations of any person or entity.

          7.6.7 Take any action with respect to the Company's engagement in any merger, consolidation or similar business combination.

          7.6.8 Create any charge or lien, other than a lien arising by operation of law, or other encumbrance over the whole or any part of the property or assets of the Company.

    7.7  Liability for Certain Acts.  The Managers shall perform their Managers'
         --------------------------
duties in good faith, in a manner they reasonably believe to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company. A Managers does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by such Manager.

    7.8  Duty of Managers to Company.  The Managers shall have the right to
         ---------------------------
serve as directors, officers and shareholders of US Energy Systems, Inc. (and they shall not be required to recuse themselves from any vote of the Managers even if such vote would affect USE) and engage in such activities which are unrelated to the Company as they deem appropriate and shall commit only such of their business time to the management and operation of the Company as may be reasonably necessary.

    7.9  Bank Accounts.  The Managers may from time to time open bank accounts
         -------------
in the name of the Company, and designate the signatories thereon.

    7.10  Indemnification of Managers.  The Company shall, to the maximum extent
          ---------------------------
permitted by applicable law, indemnify and hold harmless the Managers from and against any and all Damages, including, without limitation, Damages incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, whether or not a Managers is or may be a party thereto, which arises out of, relates to or is in connection with this Agreement or the management or conduct of the business or affairs of the Company, except for any such Damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith or intentional misconduct of, or breach of this Agreement or knowing violation of law by, the Managers seeking indemnification. The termination of any proceeding by settlement shall not be deemed to create a presumption that the Managers involved in such settlement acted in a manner which constituted bad faith, intentional misconduct or a knowing violation of law. All judgments against a Manager wherein such Manager is entitled to indemnification shall, to the extent available, be satisfied from Company assets.

    7.11  Not liable for Return of Capital.  No Member, officer, director,
          ---------------------------------
Managers , member, stockholder, partner, employee or agent of any Member shall be personally liable for the return of the Capital Contributions of any other Member or any portion thereof, and such return shall be made solely from available Company's assets, if any.

8  RESPONSIBILITY OF MEMBERS
   -------------------------

    8.1  Limitation of Liability.  The Members shall have no
         -----------------------

personal liability with respect to the liabilities, obligations, debts or losses of the Company. Without limiting the foregoing, each Member's liability shall be limited as set forth in this Agreement, the LLC Law and other applicable law.

9  MEETINGS OF MEMBERS
   -------------------

    9.1  Annual Meeting.  There shall be no requirement that annual meetings of
         --------------
the Members be held.

    9.2  Special Meetings.  Special meetings of the Members, for any purpose or
         ----------------
purposes, unless otherwise prescribed by statute, may be called by a Manager or by any Member or Members.

    9.3  Place of Meetings.  The Members may designate any place, either within
         -----------------
or outside the State of New York, as the place of meeting for any of the Members. All meetings may be held telephonically as provided by Section 403 of the LLC Law.

    9.4  Notice of Meetings.  Written notice stating the place, day and hour of
         ------------------
the meeting and the purpose or purposes for with the meeting is called shall be delivered no fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at the meeting.

    9.5  meeting of All Members.  If all of the Members shall meet at any time
         ----------------------
and place, either within or outside of the State of New York, and consent to the holding of a meeting at that time and place, the meeting shall be valid without call or notice, and at the meeting any lawful action may be taken.

    9.6  Record Date.  For the purpose of determining Members
         -----------
entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

    9.7 Quorum. Members holding at least 66 2/3% of all Percentage Interests in the Company, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Percentage Interests in the Company so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of that number of Percentage Interests in the Company whose absence would cause less than a quorum.

            9.8  Manner of Acting.  If a quorum is present, the affirmative
                 ----------------
vote of Members holding 51% of the Percentage Interests in the Company shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the LLC Law, the Articles of Organization or by this Agreement. Unless otherwise provided in this Agreement or required under applicable law, Members who have an interest in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Percentage Interest in the Company, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

    9.9  Proxies.  At all meetings of Members, a member may vote in person or by
         -------
proxy executed in writing by the Member or by a duly authorized attorney-in-fact. The proxy shall be filed with the Managers before or at the time of the meeting. No proxy shall be valid 12 months from the date of its execution unless otherwise provided in the proxy.

    9.10  Waiver of Notice.  When any notice is required to be given to any
          ----------------
Member, a waiver of the notice in writing signed by the Person entitled to the notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of the notice.

10  DISPOSITION OF MEMBERS' INTERESTS
    ---------------------------------

    10.1  Restriction on Disposition by Members.  Each Member agrees that no
          -------------------------------------
part of an Interest may be Disposed of, except as permitted by this Section 10.

    10.2  Permitted Disposition by Members.  All or part of the Interest of any
          ---------------------------------
Member may be Disposed by will, or in the case of intestacy, by the laws of descent and distribution, to any person.

    10.3  Consent to a Disposition.  Except for Dispositions described in
          ------------------------
Section 10.2, a Member may not Dispose of his Interest, or any portion thereof, without the prior written consent of a majority of the Percentage Interests. Any Disposition or attempted Disposition of any Interest in violation of this
Section 11 shall be void, and the Company shall not record such Disposition on its books and records or any purported transferee as the owner of the Interest for any purpose.

    10.4  Effect of Disposition.  At the time of the Disposition of any
          ---------------------
Member's Interest, all of the rights possessed as a Member in connection with the assigned Interest (other than the right to share in cash distributions, profits or losses and tax items), which rights otherwise would be held either by the assignor or the assignee, shall terminate unless the assignee is admitted as a substitute Member pursuant to the provisions of Section 10.5.

    10.5  Admission as a Substitute Member.  No purchaser, assignee, donee, or
          --------------------------------
other transferee shall become a substituted Member unless all of the following conditions have been satisfied:

             10.5.1 The Disposition complies with Section 10.2 or 10.3 of this Agreement;

             10.5.2 The prospective transferee has executed an instrument, in form and substance satisfactory to the Managers, accepting and agreeing to be bound by all terms and conditions of this Agreement and to pay all expenses of the Company in effecting the Disposition; and

     10.5.3 All requirements of the LLC Law have been complied with by the transferee and the transferring Member and the Company.

    10.6  Transferor Remains Liable for Existing Obligations.   A Disposition of
          --------------------------------------------------
an Interest by a Member, including Dispositions of all or less than all rights hereunder, shall not relieve the Member of any obligations under this Agreement, the LLC Law, or otherwise imposed by law, arising prior to such Disposition.

    10.7  Effective Date of Disposition.  A Disposition of a Member's Interest
          -----------------------------
shall be effective as of the first day of the calendar month succeeding the month in which the Disposition occurs. All allocations and distributions made after such effective date on account of the Disposed Interest shall be allocated and paid to the transferee. In the absence of notice to the Managers of the Disposition of an Interest, whether by operation of law or otherwise, administrators or legal representatives shall acquit the Company and the Managers of liability, to the extent of such payment made, to any other person and/or entity who may be interested in such payment.

11  BOOKS AND RECORDS; ACCOUNTING AND TAX ACCOUNTING
    ------------------------------------------------

    11.1  Books and Records; Right to Inspect.  The Company shall keep adequate
          -----------------------------------
books and records reflecting all financial activities of the Company. The books and records will be based on the accrual method of accounting in accordance with
(i) generally accepted accounting principles, as consistently applied, and (ii) the Code. Such books and records may be inspected and audited by any Member or his duly authorized representative at any time during business hours, at the principal office of the Company.

    11.2  Tax Return; Tax Matters Partner.  The Managers shall cause the Company
          -------------------------------
to file a Federal income tax information return and all other tax returns required to be filed by the Company for each taxable year or part thereof. Within three months after the end of each taxable year of the Company, the Managers shall cause each Member to be furnished with information necessary for preparing such Member's income tax return. In connection with any examination of the Company's Federal income tax information returns, Richard Nelson is hereby appointed as the "tax matters partner". As such, it shall have substantial responsibility and authority in connection with any examination of the Company's Federal income tax information returns, including, without limitation, the authority to enter into agreement with the Internal Revenue Service on behalf of each Member to extend the period for assessing against such Member a Federal income tax deficiency attributable to "partnership items" as that term is defined in Section 6231(a)(3) of the Code.

    11.3  Federal Income Tax Elections.  The "tax matters partner" is authorized
          ----------------------------
to cause the Company to make such elections for Federal income tax purposes as it deems advisable, including, in the event of a transfer of all or part of the Percentage Interest of any Member, an election pursuant to Section 754 of the Code to adjust the basis of the assets of the Company.

    11.4  Partnership Status.  It is the intention of the Members that the
          ------------------
Company shall be taxed as a "partnership" for federal, state and local income tax purposes. The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may be required in order for the Company to qualify as a partnership for these purposes.

12  DISSOLUTION AND TERMINATION
    ---------------------------

    12.1  Events Causing Dissolution.  The Company shall be dissolved upon the
          --------------------------
earlier to occur of the following:

           12.1.1  December 31, 2045;

           12.1.2 the determination of Members holding not less than 51% of the Percentage Interests to dissolve the Company; or

           12.1.3 subject to Section 13.2, the bankruptcy, death, insanity, retirement, resignation or expulsion (an "Event of Withdrawal") of any Member, or any other event that under the LLC Law causes the dissolution of a limited liability company.

    12.2  Withdrawal of a Member and Continuation of Company.   Upon the
          --------------------------------------------------
occurrence of an Event of Withdrawal of any Member, the Company will not be dissolved if, within 90 days after such event, the remaining Members holding a majority of Percentage

Interests (among such remaining Members) agree in writing to continue the business of the Company.

    12.3  Liquidation of Assets Upon Dissolution.  Upon dissolution of the
          --------------------------------------
Company, a Certificate of Cancellation shall be filed pursuant to Section 18-203 of the LLC Law and the Managers shall cause the Company's assets to be sold in such manner as to obtain the highest price therefor. Pending the sale thereof, the Managers may continue to operate and otherwise deal with the assets of the Company.

    12.4  Distribution of Liquidation Proceeds.  The proceeds of any sales made
          ------------------------------------
pursuant to Section 12.3, plus any unsold assets of the Company, shall be distributed as follows:

    12.5 First, all Company debts and liabilities to Persons other than Members shall be paid and discharged;

     12.5.1 Second, to the setting up of any funds or reserves which the Managers may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such funds or reserves shall be placed in escrow by the Managers for the purpose of disbursing such amounts in payment of any of the contingencies, liabilities or obligations of the Company and, at the expiration of such period as the Managers shall deem advisable, the balance remaining shall be distributed in the manner hereinafter provided;

     12.5.2 Third, to the repayment of any loans or advances that may have been made by any of the Members to the Company;

     12.5.3 Fourth, to any Members with positive Capital Accounts (after taking into account any adjustments to Capital Accounts pursuant to Section 5 hereof) in proportion to such Members' Capital Account balances until such Capital Account balances have been reduced to zero; and

    12.5.4 Finally, to the Members in proportion to their respective Percentage Interest in the Company.

13  AMENDMENTS
    ----------

    Amendments to this Agreement may be adopted by the affirmative vote of those Members holding 51% of the Percentage Interests in the Company; provided, however, that if any such amendment would increase the liability or required capital contributions of any Members or change their rights and interest in cash distributions, then the consent of such affected Members shall be required in order for such amendment to be effective with respect to such affected Members.

14  MISCELLANEOUS
    -------------

    14.1  Prohibition Against Partition.  Each Member hereby permanently waives
          -----------------------------
and relinquishes any and all rights to cause all or any part of the property of the Company to be partitioned, it being the intention of the Members to prohibit any Member from bringing a suit for partition against the other Members, or any of them.

    14.2  Choice of Law.  This Agreement and all matters relating to the Company
          -------------
shall be governed and construed in accordance with the law of the State of Delaware.

    14.3  Notices.  Notices or other communications of any kind
          -------
and shall be.deemed given when sent as provided in subsection 14.3.1 to the Members at the addresses set forth in Schedule 1 hereto.

          14.3.1 All notices required or permitted under this Agreement shall be in writing and shall be sufficiently given only if (a) mailed by registered or certified mail, return receipt requested, in which case they shall be effective upon the actual receipt or (b) sent by expedited or overnight delivery service with return receipt, in which case they shall be effective when delivered. The address for notices may be changed by any Member by written notice to the Managers.

          14.4  Execution in Counterpart; Binding Effect.  This
                ----------------------------------------
Agreement may be executed in counterparts and shall be binding upon each party executing this or any counterpart. This Agree-ment shall be binding upon and inure to the benefit of the parties, their heirs, devises, personal representatives, successors and permitted assigns.

    14.5  Entire Agreement.  This Agreement constitutes the entire contract
          ----------------
between the parties and supercedes all previous agreements and understandings.

    14.6  Section Headings.  The section and subsection headings in this
          ----------------
Agreement are for convenience only, and shall not be used to construe or interpret this Agreement.

    14.7  Section References.  Except as otherwise indicated, all references to
          ------------------
Sections shall refer to sections or subsections of this Agreement.

    14.8  Further Assurances.  The Members agree to execute any additional
          ------------------
documents and/or agreements and writings and take any other actions which may be necessary or expedient in connection with the organization of the Company and the achievement of its purposes; including without limitation (a) any amendments to this Agreement and such certificates and other documents as the Members deem necessary or appropriate to form, qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America or any jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof.

    14.9 The Members consent to the immediate assignment of the Company's right to a 1% Banking Fee described in Section 6 of the Loan and Option Agreement to Richard Nelson and Theodore Rosen for $1 in consideration of the fact that they, rather than the Company, shall effect the financing referred to therein.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and date first above written.

NRG Company, LLC

By: /s/ Theodore Rosen
    ----------------------

    Theodore Rosen, Manager


/s/ Theodore Rosen
   -------------------------
    Theodore Rosen
    As Member and Manager


/s/ Richard Nelson
   -------------------------
    Richard Nelson
    As Member and Manager


/s/ Ronald Moody
   -------------------------
    Ronald Moody
    As Member and Manager


/s/ Arthur Pergament
   -------------------------
    Arthur Pergament
    As Member

/s/ Harold Boyer
   -------------------------
    Harold Boyer
    As Member

/s/ Fred Knoll
   -------------------------
    Fred Knoll
    As Member

/s/ John Rosenthal
   -------------------------
    John Rosenthal
    As Member

/s/ Donald Engel
   -------------------------
    Donald Engel
    As Member

                               AMENDED SCHEDULE 1
                               ------------------

                           FIRST STAGE CAPITALIZATION

                                          Amount of
Name and Address                           Capital     Percentage
   of Member                             Contribution   Interest
-----------------                        ------------  ----------

U.S. ENERGY SYSTEMS, INC.                  $10,000       14.28%
515 N. Flagler Drive
Suite 202
West Palm Beach, Florida 33401

RONALD MOODY                               $10,000       14.28%
6451 North Thimble Path
Tucson, Arizona 85715

ARTHUR PERGAMENT                           $10,000       14.28%
c/o Cramer Rosenthal
McGlynn, Inc.
520 Madison Avenue
New York, New York

HAROLD BOYER                               $10,000       14.28%
3141 Point Grey Road
Vancouver, British Columbia V6Kl33

FRED KNOLL                                 $10,000       14.28%
Knoll Capital Management
200 Park Avenue
Suite 3900
New York, New York 10166

JOHN ROSENTHAL                             $10,000       14.28%
1112 Park Avenue
New York, New York 10128

DONALD ENGEL                               $10,000       14.28%
570 Park Avenue
New York, New York 10021


                   AGREEMENT OF CONSENT, AMENDMENT AND WAIVER
                   ------------------------------------------

          This Agreement of Consent, Amendment and Waiver (the "Agreement") is
entered into as of this   day of October, 1996 by and among NRG Company, LLC
(the "Company") and U.S. Energy Systems, Inc. ("USE"), Theodore Rosen ("Rosen"), Richard Nelson ("Nelson"), Ronald Moody, Arthur Pergament, Harold Boyer, Fred Knoll, John Rosenthal and Donald Engel.

                      Preliminary Statement
                      ---------------------
        A. The parties to this Agreement except USE are parties to a Limited Liability Company Operating Agreement of NRG Company, LLC dated as of September 8, 1996 (the "Operating Agreement").

        B. The parties wish to amend the Operating Agreement in certain respects.

        C.   Accordingly, the parties wish to enter into this Agreement.

        NOW, THEREFORE, in consideration of the preliminary statements and the agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be bound hereby agree as follows:

                     Statement of Agreement
                     ----------------------
         1. The parties hereto irrevocably acknowledge and consent to (i) the assignment by Nelson and Rosen of their entire Membership Interests in the Company (in the aggregate 14.28%) to USE, (ii) the admission of USE as a Member of the Company and (iii) any action taken by the Managers on behalf of the Company which they deem advisable to implement the transactions described in clauses (i) and (ii) above. Upon consummation of such transaction, Schedule 1 to the Operating Agreement shall be deemed amended as set forth in the Amended Schedule 1 annexed hereto.

         2. Section 2.1(b) of the Operating Agreement is amended to read as follows:

         "Upon consummation by U.S. Energy Systems, Inc. of its public offering through Gaines Berland, Inc., U.S. Energy Systems, Inc. shall have the right but not the obligation to make a capital contribution to the Company of $280,000 (the "Second Stage Capitalization"). If U.S. Energy Systems, Inc. fails to fund the Second Stage Capitalization by November 1, 1996, the Company shall issue an optional capital call notice to the Members for the Second Stage Capitalization. The Members shall have 5 business days from the receipt of the aforementioned notice to contribute their pro-rata share to the Second Stage Capitalization in accordance with their Membership Interests. In the event all of the Members do not contribute their pro-rata share, the contributing Members shall have the right but not the obligation to make up the short-fall pro-rata or as they otherwise agree. In the event the then Members do not fully fund the Second Stage Capitalization pursuant to the three preceding sentences, the Managers shall be authorized to make up the short-fall by issuing new Membership Interests in the Company to new Members on terms which, in their discretion, they deem appropriate provided that such terms shall be substantially similar to the terms and conditions upon which the then Members invested in the Company. All Members shall cooperate with the Company in such sale of new Membership Interests and shall execute and deliver such documentation as the Managers deem necessary in order to consummate such sale."

         3. The parties hereto agree that Nelson and Rosen may continue to serve as Managers of the Company notwithstanding their sale of the Membership Interests and irrevocably waive the provisions of Section 7.3(ii) of the Operating Agreement but only to the extent they are inconsistent with the consent contained in this paragraph.

         4.  Miscellaneous.
             -------------

         a.  Enforceability.  This Agreement is for the benefit of each of the
             --------------
parties hereto and is intended to be legally binding and enforceable by each of them in accordance with its terms.

         b.  Limited Effect.  Other than as expressly provided herein, this
             --------------
Agreement does not supersede the Operating Agreement which, except as specifically modified hereby, remains in full force and effect.

         c.  Amendments.  This Agreement may be amended only as provided in the
             ----------
Operating Agreement except that the second sentence of Section 2.1(b) of the Operating Agreement, as amended by this Agreement, cannot be amended without the consent of USE.

         d.  Headings.  The headings contained in this Agreement are intended
             --------
solely for the convenience of the parties to this Agreement and shall not affect their rights hereunder.

         e.  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties within ten (10) business days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

         f.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York.
        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               NRG Company, LLC

                               By:________________________
                                    Theodore Rosen, Manager

                               U.S. Energy Systems, Inc.
                               As Member

                               By:_________________________


                                  -------------------------
                                  Theodore Rosen
                                  As Manager

                                        ----------------------
                                        Richard Nelson
                                        As Manager


                                        ----------------------
                                        Ronald Moody
                                        As Member and Manager

                                        ----------------------
                                        Arthur Pergament
                                        As Member

                                        ----------------------
                                        Harold Boyer
                                        As Member

                                        ----------------------
                                        Fred Knoll
                                        As Member

                                        ----------------------
                                        John Rosenthal
                                        As Member

                                        ----------------------
                                        Donald Engel
                                        As Member